UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 7, 2007

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

In June 2007, LSB Industries, Inc. (the “Company”) sold, in a private placement to qualified institutional buyers pursuant to Rule 506 of Regulation D, $60 million aggregate principal amount of its 5.5% Convertible Senior Subordinated Debentures due 2012 (the “Debentures”).  As disclosed in connection with such sale, the Company proposed to use a portion of the net proceeds from the sale of the Debentures to pay all accrued and unpaid dividends due on its outstanding convertible preferred stock.  Accordingly, using a portion of the net proceeds from the sale of the Debentures, on September 7, 2007, the Company paid the following accrued and unpaid dividends:

(a)	$82.52 per share on its 20,000 outstanding shares of Series B 12% Cumulative Convertible Preferred Stock (the “Series B Preferred”), representing an aggregate dividend of $1,650,400; and

(b)	$.30 per share on its 1,000,000 outstanding shares of Series D 6% Cumulative Convertible Class C Preferred Stock (the “Series D Preferred”), representing an aggregate dividend of $300,000.

The total amount of such dividends paid was $1,950,400, representing all accrued and unpaid dividends due on the Series B Preferred and the Series D Preferred through December 31, 2006.

On September 7, 2007, the Company also paid cash dividends due for 2007 on its outstanding preferred stock as follows: (a) $12.00 per share on the outstanding shares of Series B Preferred, representing an aggregate dividend of $240,000; (b) $.06 per share on the outstanding shares of Series D Preferred, representing an aggregate dividend of $60,000; and (c) $10.00  per share on the 584.5 outstanding shares of its Convertible, Noncumulative Preferred Stock (“Noncumulative Preferred”), representing an aggregate dividend of $5,845.  The Company funded the payment of the 2007 cash dividends on the Series B Preferred and Series D Preferred, and the Noncumulative Preferred using its working capital. The total amount of dividends paid which were due for 2007 was $305,845.

As a result of these payments and the previously disclosed conversion and redemption of all outstanding shares of the Company’s $3.25 Convertible Exchangeable Class C Preferred Stock, Series 2, the Company currently has no accrued and unpaid dividends due on its preferred stock.

 All outstanding shares of the Series B Preferred and Series D Preferred are owned by Jack E. Golsen, the Company’s Chairman of the Board and CEO, members of his immediate family (spouse and children), including Barry H. Golsen, the Company’s Vice Chairman and President, entities owned by them and trusts for which they possess voting or dispositive power as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 11, 2007

LSB INDUSTRIES, INC.

By:  /s/ Jim D. Jones
Jim D. Jones,
Senior Vice President,
Corporate Controller and Treasurer